Exhibit 99.1

MANNATECH, INC. REPORTS RECORD FOURTH QUARTER SALES

Coppell, TX, March 15, 2007—Mannatech, Inc. (NASDAQ – MTEX) today reported record sales for its fourth quarter 2006 of $106.8 million, up 5.3% compared to the same quarter in 2005. Earnings per share decreased 11.8% to $0.30 per diluted share compared to fourth quarter 2005 earnings of $0.34 per diluted share, as the result of a significant investment in the global launch of two major proprietary products. Net income for the quarter was $8.2 million with a net profit to net sales ratio of 7.7% compared to net income of $9.4 million with a net profit to net sales ratio of 9.3% for the same quarter of 2005. Pretax profit was $12.2 million, down 19.0% from prior year’s fourth quarter of $15.1 million.

Net sales growth for the quarter was driven by an increase in large pack purchases as well as the launch in late November of PhytoMatrix, a proprietary new multi-vitamin product. Total current Mannatech independent Associates and Members grew to 544,000 as of December 31, 2006, an increase of 11.0% compared to 490,000 as of December 31, 2005. The record current independent Associate and Member count resulted from a higher retention of continuing independent Associates, partially offset by a decrease in new independent Associates for the year.

Sam Caster, Chairman of the Board and CEO, commented, “We’re encouraged by strengthening sales in the fourth quarter following softness in the previous quarter. The fourth quarter launch of PhytoMatrix along with sales initiatives helped drive our sales momentum. Momentum continues to build so far in the first quarter of 2007 with higher independent Associate and Member recruitment in anticipation of the global roll-out of our Optimal Skin Care System, primarily in the U.S. and Canada.”

The company also announced that the full implementation of the new integrated computer ERP system is on track for the end of March. The required system shut-down for the change-over will result in the shift of approximately one week of sales volume into the second quarter. Mr. Caster added, “The new ERP system with its ‘state-of-the-art’ fully-integrated processing will allow us to enter new markets faster and more efficiently, streamline the Associate commission payment process, and enhance our ability to manage our business on a global scale.”

Annual consolidated net sales for 2006 were a record $410.1 million, up 5.3% from prior year sales of $389.4 million. Sales of finished product grew 8.5% during 2006 as compared to the prior year. Net income for 2006 grew to $32.4 million, a 13.1% increase compared to the prior year net income of $28.6 million and diluted earnings per share grew to $1.19, up 15.5% as compared to $1.03 in the prior year.

Net Sales in Dollars and as a Percentage of Consolidated Net Sales

	First Quarter 2006		Second Quarter 2006		Third Quarter 2006		Fourth Quarter 2006
	(in millions, except percentages)
United States	$67.1	67.8%	$70.0	66.8%	$65.7	66.0%	$68.6	64.2%
Canada	7.3	7.4%	7.6	7.3%	6.7	6.7%	7.0	6.6%
Australia	7.9	8.0%	8.9	8.5%	7.5	7.5%	7.7	7.2%
United Kingdom	2.0	2.0%	1.9	1.8%	1.8	1.9%	1.8	1.7%
Japan	9.2	9.3%	10.9	10.4%	10.0	10.0%	11.3	10.6%
New Zealand	2.5	2.5%	0.8	0.7%	2.1	2.1%	2.1	2.0%
Republic of Korea	1.6	1.6%	2.3	2.2%	3.3	3.3%	5.2	4.9%
Taiwan	0.8	0.8%	1.0	1.0%	0.8	0.8%	1.1	1.0%
Denmark	0.6	0.6%	0.9	0.9%	1.0	1.0%	1.0	0.9%
Germany*	—	—%	0.5	0.4%	0.6	0.7%	1.0	0.9%

Total	$99.0	100%	$104.8	100%	$99.5	100%	$106.8	100%

*	United Kingdom began shipping products to Germany in March 2006.

The number of new and continuing independent Associates and Members, who purchased our packs during the last 12-months ended December 31, were as follows:

	For the year ended December 31,
	2004		2005		2006
Current independent Associates and Members
New	178,000	48.2%	230,000	47.0%	203,000	37.4%
Continuing	191,000	51.8%	260,000	53.0%	341,000	62.6%

Total	369,000	100.0%	490,000	100.0%	544,000	100.0%

Net Sales in Dollars and as a Percentage of Consolidated Net Sales

	For the year ended December 31,
	2004		2005		2006
	(in millions, except percentages)
United States	$192.5	65.4%	$259.4	66.6%	$271.4	66.2%
Canada	22.2	7.5%	28.0	7.2%	28.6	7.0%
Australia	30.6	10.4%	35.7	9.2%	30.5	7.4%
United Kingdom	10.5	3.6%	8.9	2.3%	7.5	1.8%
Japan	24.5	8.3%	35.4	9.1%	41.4	10.1%
New Zealand	12.9	4.4%	14.6	3.7%	8.9	2.2%
Republic of Korea	1.3	0.4%	4.6	1.2%	12.4	3.0%
Taiwan	—	—%	2.3	0.6%	3.7	0.9%
Denmark	—	—%	0.5	0.1%	3.4	0.8%
Germany*	—	—%	—	—%	2.3	0.6%

Totals	$294.5	100%	$389.4	100%	$410.1	100%

*	United Kingdom began shipping products to Germany in March 2006.

Conference Call

Mannatech will hold a conference call and webcast to discuss this announcement with investors on Friday, March 16, 2007, at 9:00 a.m. Central Daylight Time, 10:00 a.m. Eastern Daylight Time. Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin-care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “enthusiastic,” “encouraged”, “demonstrates,” “intends,” “optimistic,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell

VP of Treasury and Investor Relations

(972) 471-6512

ir@mannatech.com

Corporate web site: www.mannatech.com

(A Summary of Consolidated Financial Statements follows)

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	December 31,
	2005	2006
ASSETS
Cash and cash equivalents	$56,207	$45,701
Short-term investments	1,974	—
Restricted cash	2,777	2,251
Accounts receivable, net of allowance of $0.2 million in 2006	701	999
Income tax receivable	—	2,155
Inventories, net	19,811	23,923
Prepaid expenses and other current assets	3,471	4,323
Deferred tax assets	671	1,478

Total current assets	85,612	80,830
Long-term investments	15,375	25,375
Property and equipment, net	10,951	16,523
Construction in progress	8,157	24,725
Long-term restricted cash	1,476	3,132
Other assets	1,121	1,372
Long-term deferred tax assets	103	278

Total assets	$122,795	$152,235

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$23	$92
Accounts payable	5,476	3,339
Accrued expenses	16,941	26,841
Commissions and incentives payable	15,588	15,511
Taxes payable	5,773	3,556
Deferred revenue	3,712	2,697

Total current liabilities	47,513	52,036
Capital leases, excluding current portion	—	349
Long-term royalties due to an affiliate	3,341	2,879
Long-term deferred tax liabilities	1,086	7,444
Other long-term liabilities	537	730

Total liabilities	52,477	63,438

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,404,513 shares issued and 26,738,364 outstanding in 2005 and 27,617,081 shares issued and 26,409,987 outstanding in 2006	3	3
Additional paid-in capital	36,699	38,941
Retained earnings	42,505	66,393
Accumulated other comprehensive loss	(1,098)	(1,749)

	78,109	103,588
Less treasury stock, at cost, 666,149 shares in 2005 and 1,207,094 shares in 2006	(7,791)	(14,791)

Total shareholders’ equity	70,318	88,797

Total liabilities and shareholders’ equity	$122,795	$152,235

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2006	2005	2006
Net sales	$101,423	$106,769	$389,383	$410,069
Cost of sales	14,842	15,684	58,028	58,461
Commissions and incentives	42,825	46,866	172,151	182,215

	57,667	62,550	230,179	240,676

Gross profit	43,756	44,219	159,204	169,393
Operating expenses:
Selling and administrative expenses	17,328	19,324	65,923	71,892
Depreciation and amortization	1,059	1,417	3,905	4,960
Other operating costs	10,025	12,286	43,766	48,467

Total operating expenses	28,412	33,027	113,594	125,319

Income from operations	15,344	11,192	45,610	44,074

Interest income	524	750	1,778	2,513
Other income (expense), net	(752)	297	(1,940)	1,101

Income before income taxes	15,116	12,239	45,448	47,688
Provision for income taxes	(5,681)	(4,057)	(16,801)	(15,298)

Net income	$9,435	$8,182	$28,647	$32,390

Earnings per common share:
Basic	$0.35	$0.31	$1.06	$1.22

Diluted	$0.34	$0.30	$1.03	$1.19

Weighted-average common shares outstanding:
Basic	26,744	26,405	26,990	26,598

Diluted	27,395	27,040	27,771	27,219